UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2017
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	2

SIGNATURES	3

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2017, Republic Services, Inc. ("Republic" or the “Company”) held its 2017 Annual Meeting of Shareholders. The shareholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Manuel Kadre	296,504,963	1,575,440	81,620	14,249,509
Tomago Collins	297,844,393	237,970	79,660	14,249,509
William J. Flynn	297,876,899	209,527	75,597	14,249,509
Thomas W. Handley	297,886,945	198,622	76,456	14,249,509
Jennifer M. Kirk	297,915,728	177,449	68,846	14,249,509
Michael Larson	282,555,071	15,472,108	134,844	14,249,509
Ramon A. Rodriguez	291,310,841	6,768,673	82,509	14,249,509
Donald W. Slager	297,899,152	191,021	71,850	14,249,509
John M. Trani	297,865,999	218,527	77,497	14,249,509
Sandra M. Volpe	297,910,534	183,095	68,394	14,249,509

2. The proposal to approve the compensation of the Company's named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	291,470,970
Votes against	6,003,336
Abstentions	687,717
Broker non-votes	14,249,509

3. The shareholders recommended that we conduct future advisory votes on named executive compensation every one year based upon the following advisory, non-binding votes:

Every one year	275,596,367
Every two years	243,445
Every three years	22,193,309
Abstentions	128,902
Broker non-votes	14,249,509

4. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 was approved based upon the following votes:

Votes for	309,256,563
Votes against	3,075,454
Abstentions	79,515
Broker non-votes	—

An Arizona statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. The statute provides that if a person or group acquires 20% or more of the stock of such a company, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 32.1% of our common stock as of the record date for the Annual Meeting), approximately 41 million fewer shares would have been voted for each of proposals two through four, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 12, 2017	By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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